Exhibit 23-b

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements listed below of AT&T Inc.:

(1)	Registration Statement (Form S-8 No. 333-111026) pertaining to the AT&T Savings Plan and other certain plans,
(2)	Registration Statements (Form S-8 No. 33-54291 and 333-34062) pertaining to the Stock Savings Plan,
(3)	Registration Statement (Form S-8 No. 33-49855) pertaining to the 1992 Stock Option Plan,
(4)	Registration Statements (Form S-8 No. 333-49343 and 333-95887) pertaining to the 1995 Management Stock Option Plan,
(5)	Registration Statements (Form S-8 No. 333-30669 (1996 Plan only) and 333-54398) pertaining to the 1996 Stock and Incentive Plan and the 2001 Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-58332) pertaining to the 2001 Stock Option Grant to Bargained-for and Certain Other Employees,
(7)	Registration Statement (Form S-8 No. 33-120894) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(8)	Registration Statement (Form S-8 No. 333-99359) pertaining to the AT&T PAYSOP, Pacific Telesis Group Employee Stock Ownership Plan, and Tax Reduction Act Stock Ownership Plan,
(9)	Registration Statement (Form S-8 No. 333-129814) pertaining to the AT&T Savings Plan and other certain plans, and
(10)	Registration Statement (Form S-3 No. 333-118476) of AT&T and the related Prospectuses;

of our report dated February 24, 2006, with respect to the consolidated financial statements of Cingular Wireless LLC, included in this Annual Report (Form 10-K) of AT&T Inc. for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Atlanta, Georgia

February 24, 2006